Exhibit 10.1

TABLE OF CONTENTS

Consent
Final Judgment

UNITED STATES DISTRICT COURT MIDDLE DISTRICT OF FLORIDA UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Plaintiff, Civ. Action No. v. WELLCARE HEALTH PLANS, INC. Defendant. CONSENT OF DEFENDANT WELLCARE HEALTH PLANS, INC. 1. Defendant WellCare Health Plans, Inc. (“Defendant”) waives service of a summons and the complaint in this action, enters a general appearance, and admits the Court’s jurisdiction over Defendant and over the subject matter of this action. 2. Without admitting or denying the allegations of the complaint (except as to personal and subject matter jurisdiction, which Defendant admits), Defendant hereby consents to the entry of the Final Judgment as to Defendant WellCare Health Plans, Inc. in the form attached hereto (the “Final Judgment”) and incorporated by reference herein, which, among other things: (a) permanently restrains and enjoins Defendant from violation of Section 17(a) of the Securities Act of 1933 (the “Securities Act”) [15 U.S.C. § 77q(a)], Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934 (the “Exchange Act”) [15 U.S.C. §§ 78j(b), 78m(a), 78m(b)(2)(A) and 78m(b)(2)(B)] and Exchange Act Rules

10b-5, 12b-20, 13a-1, and 13a-13 [17 C.F.R. §§ 240.10b-5, 240.12b-20, 240.13a-1, and 240.13a-13]; (b) orders Defendant to pay disgorgement in the amount of $1; and (b) orders Defendant to pay a civil penalty in the amount of $10,000,000, under Section 20(d)(2)(C) of the Securities Act [15 U.S.C. § 77t(d)(2)(C)] and Section 21(d)(3)(B)(iii) of the Exchange Act [15 U.S.C. § 78u(d)(3)(B)(iii)]. 3. Defendant acknowledges that the civil penalty paid pursuant to the Final Judgment may be distributed pursuant to the Fair Fund provisions of Section 308(a) of the Sarbanes-Oxley Act of 2002. Regardless of whether any such Fair Fund distribution is made, the civil penalty shall be treated as a penalty paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, Defendant agrees that it shall not, after offset or reduction of any award of compensatory damages in any Related Investor Action based on Defendant’s payment of disgorgement in this action, argue that it is entitled to, nor shall it further benefit by, offset or reduction of such compensatory damages award by the amount of any part of Defendant’s payment of a civil penalty in this action (“Penalty Offset”). If the court in any Related Investor Action grants such a Penalty Offset, Defendant agrees that it shall, within 30 days after entry of a final order granting the Penalty Offset, notify the Commission’s counsel in this action and pay the amount of the Penalty Offset to the United States Treasury or to a Fair Fund, as the Commission directs. Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this action. For purposes of this paragraph, a “Related Investor Action” means a private damages action brought against Defendant by or on behalf of one or more 2 investors based on substantially the same facts as alleged in the Complaint in this action. 4. Defendant waives the entry of findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure. 5. Defendant waives the right, if any, to a jury trial and to appeal from the entry of the Final Judgment. 6. Defendant enters into this Consent voluntarily and represents that no threats, offers, promises, or inducements of any kind have been made by the Commission or any member, officer, employee, agent, or representative of the Commission to induce Defendant to enter into this Consent. 7. Defendant agrees that this Consent shall be incorporated into the Final Judgment with the same force and effect as if fully set forth therein. 8. Defendant will not oppose the enforcement of the Final Judgment on the ground, if any exists, that it fails to comply with Rule 65(d) of the Federal Rules of Civil Procedure, and hereby waives any objection based thereon. 9. Defendant waives service of the Final Judgment and agrees that entry of the Final Judgment by the Court and filing with the Clerk of the Court will constitute notice to Defendant of its terms and conditions. Defendant further agrees to provide counsel for the Commission, within 30 days after the Final Judgment is filed with the Clerk of the Court, with an affidavit or declaration stating that Defendant has received and read a copy of the Final Judgment. 10. Consistent with 17 C.F.R. § 202.5(f), this Consent resolves only the claims asserted against Defendant in this civil proceeding. Defendant acknowledges that no promise or representation has been made by the Commission or any member, officer, employee, agent, or representative of the Commission with regard to any criminal liability that may have arisen or 3 may arise from the facts underlying this action or immunity from any such criminal liability. Defendant waives any claim of Double Jeopardy based upon the settlement of this proceeding, including the imposition of any remedy or civil penalty herein. Defendant further acknowledges that the Court’s entry of a permanent injunction may have collateral consequences under federal or state law and the rules and regulations of self-regulatory organizations, licensing boards, and other regulatory organizations. Such collateral consequences include, but are not limited to, a statutory disqualification with respect to membership or participation in, or association with a member of, a self-regulatory organization. This statutory disqualification has consequences that are separate from any sanction imposed in an administrative proceeding. In addition, in any disciplinary proceeding before the Commission based on the entry of the injunction in this action, Defendant understands that it shall not be permitted to contest the factual allegations of the complaint in this action. 11. Defendant understands and agrees to comply with the Commission’s policy “not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegation in the complaint or order for proceedings.” 17 C.F.R. § 202.5. In compliance with this policy, Defendant agrees: (i) not to take any action or to make or permit to be made any public statement denying, directly or indirectly, any allegation in the complaint or creating the impression that the complaint is without factual basis; and (ii) that upon the filing of this Consent, Defendant hereby withdraws any papers filed in this action to the extent that they deny any allegation in the complaint. If Defendant breaches this agreement, the Commission may petition the Court to vacate the Final Judgment and restore this action to its active docket. Nothing in this paragraph affects Defendant’s: (i) testimonial obligations; or (ii) right to take  4 legal or factual positions in litigation or other legal proceedings in which the Commission is not a party. 12. Defendant hereby waives any rights under the Equal Access to Justice Act, the Small Business Regulatory Enforcement Fairness Act of 1996, or any other provision of law to seek from the United States, or any agency, or any official of the United States acting in his or her official capacity, directly or indirectly, reimbursement of attorney’s fees or other fees, expenses, or costs expended by Defendant to defend against this action. For these purposes, Defendant agrees that Defendant is not the prevailing party in this action since the parties have reached a good faith settlement. 13. In connection with this action and any related judicial or administrative proceeding or investigation commenced by the Commission or to which the Commission is a party, Defendant (i) agrees to appear and be interviewed by Commission staff at such times and places as the staff requests upon reasonable notice; (ii) will accept service by mail or facsimile transmission of notices or subpoenas issued by the Commission for documents or testimony at depositions, hearings, or trials, or in connection with any related investigation by Commission staff; (iii) appoints Defendant’s undersigned attorney as agent to receive service of such notices and subpoenas; (iv) with respect to such notices and subpoenas, waives the territorial limits on service contained in Rule 45 of the Federal Rules of Civil Procedure and any applicable local rules, provided that the party requesting the testimony reimburse Defendant’s travel, lodging, and subsistence expenses at the then-prevailing U.S. Government per diem rates; and (v) consents to personal jurisdiction over Defendant in any United States District Court for purposes of enforcing any such subpoena. 5

14. Defendant agrees that the Commission may present the Final Judgment to the Court for signature and entry without further notice.

15. Defendant agrees that this Court shall retain jurisdiction over this matter for the purpose of enforcing the terms of the Final Judgment.

WellCare Health Plans, Inc.

Dated: May 13, 2009

By: [signature]

Name: Thomas F. O'Neil III
Title: Senior Vice President, General Counsel
Address: WellCare Health Plans, Inc.
8735 Henderson Road
Renaissance 1, 3rd Floor
Tampa, FL 33634

On May 13th, 2009, Thomas F. O'Neil III, a person known to me, personally appeared before me and acknowledged executing the foregoing Consent with full authority to do so on behalf of WellCare Health Plans, Inc. as its SVP, General Counsel.

[signature]
Notary Public
Commission expires:

TINA R. MARCARIO
MY COMMISSION # DD 752716
EXPIRES: April 3, 2012
Bonded Thru Notary Public Underwriters

Approved as to form:

[signature]

Douglas A. Fellman, Esq.
Hogan & Hartson LLP
555 Thirteenth Street, NW
Washington, D.C. 20004
Counsel for WellCare Health Plans, Inc.
Attorney for Defendant

6

UNITED STATES DISTRICT COURT MIDDLE DISTRICT OF FLORIDA UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Plaintiff, Civil Action No.__________ v. WELLCARE HEALTH PLANS INC., Defendant. FINAL JUDGMENT AS TO DEFENDANT WELLCARE HEALTH PLANS, INC. The Securities and Exchange Commission (“Commission”) having filed a Complaint and Defendant WellCare Health Plans, Inc. (“Defendant” or “WellCare”) having entered a general appearance; consented to the Court’s jurisdiction over Defendant and the subject matter of this action; consented to entry of this Final Judgment without admitting or denying the allegations of the Complaint (except as to jurisdiction); waived findings of fact and conclusions of law; and waived any right to appeal from this Final Judgment: I. IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating, directly or indirectly, Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”)

[15 U.S.C. § 78j(b)] and Rule 10b-5 promulgated thereunder [17 C.F.R. § 240.10b-5], by using any means or instrumentality of interstate commerce, or of the mails, or of any facility of any national securities exchange, in connection with the purchase or sale of any security: (a) to employ any device, scheme, or artifice to defraud; (b) to make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or (c) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person. II. IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating Section 17(a) of the Securities Act of 1933 (the “Securities Act”) [15 U.S.C. § 77q(a)] in the offer or sale of any security by the use of any means or instruments of transportation or communication in interstate commerce or by use of the mails, directly or indirectly: (a) to employ any device, scheme, or artifice to defraud; (b) to obtain money or property by means of any untrue statement of material fact or omission of a material fact necessary in order to make the statements made, in light of the circumstances in which they were made, not misleading; or

(c) to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit on the purchaser. III. IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating Section 13(a) of the Exchange Act [15 U.S.C. § 78m(a)] and Rules 12b-20, 13a-1, and 13a-13 thereunder [17 C.F.R. §§ 240.12b-20, 240.13a-1, and 240.13a-13], by: (a) failing to file with the Commission such factually accurate and complete periodic reports as required pursuant to Section 13(a) of the Exchange Act and Rules 13a-1 and 13a-13 thereunder; or by (b) omitting to state, in addition to the information expressly required to be included in such annual and quarterly reports, any such further material information as may be necessary to make the required statements, in light of the circumstances under which such statements are made, not misleading. IV. IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Judgment by personal service or otherwise are permanently restrained and enjoined from violating Sections 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act [15 U.S.C. §§ 78(m)(b)(2)(A) and 78m(b)(2)(B)], by:

(a) failing to make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets; or (b) failing to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary (a) to permit preparation of financial statements in conformity with generally accepted accounting principles (GAAP) or any other criteria applicable to such statements, and (b) to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. V. IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant is liable for disgorgement of $1, representing profits gained as a result of the conduct alleged in the Complaint, and a civil penalty in the amount of $10 million pursuant to Section 20(d)(2)(C) of the Securities Act [15 U.S.C. § 77t(d)(2)(C)] and Section 21(d)(3)(B)(iii) of the Exchange Act [15 U.S.C. § 78u(d)(3)(B)(iii)]. Defendant shall satisfy these obligations by paying $10,000,001 pursuant to the terms of the payment schedule set forth in paragraph VI below to the Clerk of this Court, together with a cover letter identifying WellCare Health Plans, Inc. as a defendant in this action;

setting forth the title and civil action number of this action and the name of this Court; and specifying that payment is made pursuant to this Final Judgment. Defendant shall simultaneously transmit photocopies of such payment and letter to the Commission’s counsel in this action. By making this payment, Defendant relinquishes all legal and equitable right, title, and interest in such funds, and no part of the funds shall be returned to Defendant. Defendant shall pay post-judgment interest on any delinquent amounts pursuant to 28 U.S.C. § 1961. The Clerk shall deposit the funds into an interest bearing account with the Court Registry Investment System (“CRIS”) or any other type of interest bearing account that is utilized by the Court. These funds, together with any interest and income earned thereon (collectively, the “Fund”) shall be held in the interest bearing account until further order of the Court. In accordance with 28 U.S.C. § 1914 and the guidelines set by the Director of the Administrative Office of the United States Courts, the Clerk is directed, without further order of this Court, to deduct from the income earned on the money in the Fund a fee equal to ten percent of the income earned on the Fund. Such fee shall not exceed that authorized by the Judicial Conference of the United States. The Commission may by motion propose a plan to distribute the Fund subject to the Court’s approval. Such a plan may provide that the Fund shall be distributed pursuant to the Fair Fund provisions of Section 308(a) of the Sarbanes-Oxley Act of 2002. Regardless of whether any such Fair Fund distribution is made, amounts ordered to be paid as civil penalties pursuant to this Judgment shall be treated as penalties paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, Defendant shall not, after offset or reduction of any award of compensatory damages in any Related Investor Action based on Defendant’s payment of disgorgement in this action, argue that it is entitled to, nor shall it further benefit by, offset or reduction of such compensatory damages award by the amount of any part of Defendant’s payment of a civil penalty in this action (“Penalty Offset”). If the court in any Related Investor Action grants such a Penalty Offset, Defendant shall, within 30 days after entry of a final order granting the Penalty Offset, notify the Commission’s counsel in this action and pay the amount of the Penalty Offset to the United States Treasury or to a Fair Fund, as the Commission directs. Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this Judgment. For purposes of this paragraph, a “Related Investor Action” means a private damages action brought against Defendant by or on behalf of one or more investors based on substantially the same facts as alleged in the Complaint in this action. VI. WellCare shall pay $10,000,001 in four installments according to the following schedule: (1) $2,500,001 within 30 calendar days of entry of this Final Judgment plus post-judgment interest pursuant to 28 U.S.C. § 1961; (2) $2,500,000 within 90 calendar days of entry of this Final Judgment plus post-judgment interest pursuant to 28 U.S.C. § 1961; (3) $2,500,000 within 180 calendar days of entry of this Final Judgment plus post-judgment interest pursuant to 28 U.S.C. § 1961; and (4) $2,500,000 within 365 calendar days of entry of this Final Judgment plus post-judgment interest pursuant to 28 U.S.C. § 1961. If WellCare fails to make any payment by the date agreed and/or in the amount agreed according to the schedule set forth above, all outstanding payments under this

Final Judgment, including post-judgment interest, minus any payments made, shall become due and payable immediately without further application to the Court. VII. IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Consent of Defendant WellCare Health Plans, Inc. is incorporated herein with the same force and effect as if fully set forth herein, and that Defendant shall comply with all of the undertakings and agreements set forth therein. VIII. IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that this Court shall retain jurisdiction of this matter for the purposes of enforcing the terms of this Final Judgment. IX. There being no just reason for delay, pursuant to Rule 54(b) of the Federal Rules of Civil Procedure, the Clerk is ordered to enter this Final Judgment forthwith and without further Notice. Dated: ______________, _______ ____________________________________ UNITED STATES DISTRICT JUDGE